Exhibit 10.2

FOURTEENTH AMENDING AGREEMENT made as of December 6, 2024

BETWEEN:	LeddarTech Holdings Inc.

(as “Borrower”)

AND:	Federation des Caisses Desjardins du Quebec

(as “Lender”)

Recitals

A.	The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023, a second amending agreement dated as of May 31, 2023, a third amending agreement dated as of September 29, 2023, a fourth amending agreement dated as of October 13, 2023, a fifth amending agreement dated as of October 20, 2023, a sixth amending agreement dated as of October 31, 2023, a seventh amending agreement dated as of December 8, 2023, an eighth amending agreement dated as of June 4, 2024, a ninth amending agreement dated as of July 5, 2024, a tenth amending agreement dated as of July 26, 2024, an eleventh amending agreement dated as of August 5, 2024, a twelfth amending agreement dated as of August 14, 2024 and a thirteenth amending agreement dated as of August 16, 2024, the “Financing Offer”).

B.	The Borrower is the entity resulting from the amalgamation between LeddarTech Inc. and LeddarTech Holdings Inc. that took place on December 21, 2023.

C.	The Borrower and the Lender wish to amend the Financing Offer to, among other things, reduce temporarily the level of minimum available cash required under the covenant provided for under Section 7.1.2 of the Financing Offer, authorize the indebtedness arising from the TI Pre-paid Royalty Fee, add certain negative covenants and modify the definition of Liquidity Events.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.	Amendments to the Financing Offer

2.1	Section 3.4.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“3.4.1 Interest must be paid on a monthly basis, it being understood that the interest payments to be made for the months of July 2024 (originally due on August 5, 2024), August 2024 (originally due on September 5, 2024), September 2024 (originally due on October 5, 2024), ~~and~~ October 2024 (originally due on November 5, 2024), November 2024 (originally due on December 5, 2024) and December 2024 (originally due on January 5, 2025), as applicable, are postponed to the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date (as defined below) and (iii) ~~November 15, 2024,~~ December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee, and with the interest payments for each subsequent month to be made on the fifth day of each month.”

2.2	Section 3.4.3 of the Financing Offer is amended as follows (changes underlined):

“3.4.3 On the second Business Day following the receipt of net cash proceeds of any issue of equity by the Borrower or the Guarantors (other than with respect to the Guarantors an issue to the Borrower or another Guarantor) the Borrower must give notice thereof to Desjardins and use such net cash proceeds to make a repayment on the outstanding loans under first the Temporary Bridge Loan – Segment “E”, until paid in full, and second the Term Loan – Segment “D”, until paid in full, subject to the following (i) any cumulative net equity amount (including from the SPAC Offering, but excluding, for the avoidance of doubt, any funds of Prospector Capital Corp. remaining in its trust account as of the DE-SPAC Date) raised up to the first US$44,000,000 in the aggregate will not be subject to any mandatory repayment under this Section 3.4.3 and (ii) any cumulative net equity amount (including from the SPAC Offering, but excluding, for the avoidance of doubt, any funds of Prospector Capital Corp. remaining in its trust account as of the DE-SPAC Date raised in excess of the first US$44,000,000 in the aggregate will be subject to a mandatory repayment under this Section 3.4.3. in an amount equal to only 10% of all such amounts raised in excess of said first US$44,000,000 raised, except that in the case of any cumulative net equity amount raised by way of equity line of credit (commonly known as ELOC) or analogous instruments, the mandatory repayment of 10% under this Section 3.4.3 will only be applicable on all such amounts raised in excess of twice the amount of repayment made under Section 3.4.5, and further except that the mandatory repayment of 10% under this Section 3.4.3 will not be applicable to the proceeds of the TI Pre-paid Royalty Fee and the equity investments in the Borrower for a minimum gross proceeds amount of US$35,000,000 to be completed on or prior to the Short-Term Outside Date (the “Follow On Offering”).”

2.3	Section 3.4.6A is amended as follows (changes underlined and struck through):

“3.4.6A On the Short-Term Outside Date, the Borrower must repay ~~in order~~ the Bridge Repayment Amount (as defined below). The Bridge Repayment Amount shall be applied as follows: (i) first, to Desjardins, as bridge lender, under the bridge financing offer entered into between, among others, Desjardins, Investissement Québec and FS LT Holdings II LP, as bridge lenders, and the Borrower, as borrower, on August 16, 2024 (the “Bridge Financing”), the outstanding principal amounts under the bridge loan of Desjardins and all other amounts owing to Desjardins under the Bridge Financing and (ii) second, to Desjardins, as lender hereunder, any amount then payable under this Financing Offer, including the Amendment Fee, the interest payable on the Short-Term Outside Date pursuant to Section 3.4.1 and the monthly fees payable on the Short-Term Outside Date pursuant to the seventh paragraph of Section 6.1~~, up to a maximum aggregate amount of US$4,500,000. Any portion of the amounts then payable to Desjardins, in its capacity as lender under this Financing Offer, which remains unpaid following the application of such US$4,500,000 US$5,500,000 repayment~~. The “Bridge Repayment Amount” shall be an amount equal to the sum of (i) and (ii) above less $875,000 (the “Capitalized Amount”). The Capitalized Amount will be added to the principal amount of the Term Loan – Segment D as of the Short-Term Outside Date.”

2.4	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins a monthly fee of $125,000 per month, which monthly fee is earned and payable first on July 5, 2024, and thereafter, is earned and payable on the first day of each subsequent month, until the date of the last disbursement of the Follow On Offering, which must occur on or prior to January 31, 2025 (the “Short-Term Outside Date”). Notwithstanding the foregoing, the payment of the monthly fees applicable for the month of August 2024 and for the months up until (and including) the earlier of (i) the Short-Term Outside Date and (ii) ~~November 15~~ December 13, 2024 is postponed to the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) ~~November 15~~ December 13, 2024, provided that if the full First Installment of the TI Pre-paid Royalty Fee is received on or prior to December 13, 2024, the payment of the monthly fees applicable for the months up until (and including) the earlier of (y) the Short-Term Outside Date and (z) January 31, 2025 is postponed to the earlier of (x) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (y) the Short-Term Outside Date and (z) January 31, 2025.”

2.5	The following new paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins, as compensation for authorizing the indebtedness under the Bridge Financing and the pari passu ranking of the security under the Bridge Financing with the Security, (1) an amendment fee of US$667,000, which amendment fee is earned on the date hereof and (2) an amendment fee of US$333,000, which amendment fee is earned on the date of the funding of the second advance of the bridge loan of Desjardins made available to the Borrower under the Bridge Financing (collectively, the “Amendment Fee”), but in each case shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) ~~November 15~~ December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.6	A new paragraph is added at the end of Section 6.1 of the Financing Offer as follows:

“The Borrower must pay to Desjardins an amendment fee of $50,000 in connection with the fourteenth amendment to this Agreement, which amendment fee is earned on December 6, 2024, but shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.7	The definition of “Available Cash” in Section 7.1.2 of the Financing Offer is amended as follows (changes underlined and struck through):

“Available Cash The Borrower must maintain Available Cash in an amount equal to or greater than as provided below for the following dates:

(i)	$1,500,000 at all times from the date of the disbursement of the Tranche A of the SPAC Offering until October 31, 2023;

(ii)	NIL after October 31, 2023 until the earlier of December 22, 2023 and the DE-SPAC Date;

(iii)	$5,000,000 at all times after the earlier of December 22, 2023 and the DE-SPAC Date until July 4, 2024;

(iv)	$3,500,000 at all times from July 5, 2024 until July 6, 2024;

(v)	$1,800,000 at all times from July 7, 2024 until July 26, 2024;

(vi)	$1,300,000 at all times from July 27, 2024 until August 5, 2024;

(vii)	$250,000 at all times from August 6, 2024 until August 19, 2024;

(viii)	$1,000,000 at all times from August 20, 2024 until December 6, 2024 ~~the earlier of (i) the Short-Term Outside Date and (ii) November 15, 2024~~;

(ix)	$1,000,000 at all times from the earlier of (i) December 13, 2024 and (ii) the date of the full First Installment of the TI Pre-paid Royalty Fee until the earlier of (y) the Short-Term Outside Date and (z) January 31, 2025; and

(x)	$5,000,000 at all times after the earlier of (i) the Short-Term Outside Date and (ii) ~~November 15, 2024~~ January 31, 2025.”

2.8	Paragraph 7.3.1(a) of the Financing Offer is amended as follows (changes underlined and struck through):

“a) incur any indebtedness other than (i) the IQ PRSI Loan to the extent subject to a subordination agreement in favor of Desjardins as provided under Section 8.1.2 (to the extent applicable), (ii) the SPAC Offering to the extent subject to subordination terms in favor of Desjardins as provided under Section 8.1.3 (to the extent applicable), (iii) indebtedness arising from credit card agreements entered into between any of the Borrower or the Guarantors and Desjardins up to a maximum amount of $100,000, ~~and~~ (iv) the indebtedness arising under the Bridge Financing and owed to the bridge lenders thereunder, to the extent subject to intercreditor provisions satisfactory to Desjardins as provided for under Section 8.1.6 and only as long as there are amounts outstanding under the bridge loan provided by Desjardins pursuant to the Bridge Financing and (v) the indebtedness arising from the TI Pre-paid Royalty Fee;”

2.9	Section 7.3.1 (Negative Covenants) is amended by the addition of the three following paragraphs immediately after Section 7.3.1(p):

“q) amend the TI Software License Agreement (other than with respect to minor corrections) or replace the TI Software License Agreement by the TI Master License Agreement without the prior written consent of Desjardins, provided such consent will not be unreasonably withheld, delayed or conditioned;

r) grant any license of any portion of its intellectual property (other than the TI Software License Agreement and the TI Master License Agreement), or amend the TI Master License Agreement after having been entered into, in all cases outside the ordinary course of business, provided that, without limitation, any licence or amendment of the TI Master License Agreement granting exclusivity in respect of territory, product or use of technology will be considered to be outside the ordinary course of business;

s) subject to Section 7.3.1(n), enter into any software escrow agreement relating to any portion of its intellectual property or any similar agreement, outside the ordinary course of business, provided that the TI Software Escrow Agreement may be entered into on or prior the date that is ten (10) business days following December 6, 2024, and further provided that, without limitation, any software escrow agreement relating to any license granting exclusivity in respect of territory, product or use of technology will be considered to be outside the ordinary course of business.”

2.10	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive licence (save to a Subsidiary of the Borrower in the normal course of business) of substantial all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Default, (iv) if the Term Loan is not repaid prior to or on the date which is 30 months after the earlier of (a) July 31, 2023 and (b) the DE-SPAC Date, (v) Tranche A of the SPAC Offering has not been funded on or prior to June 12, 2023 under the conditions of Section 7.4.9a), (vi) Tranche B1 of the SPAC Offering has not been funded on or prior to October 31, 2023, (vii) Tranche B of the SPAC Offering has not been funded on or prior to December 22, 2023, (viii) ~~November 15, 2024~~ January 31, 2025, if the Follow On Offering has not closed on or prior to ~~November 15, 2024~~ January 31, 2025 or (ix) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024 ~~October 15, 2024, unless (i) the conditions precedent for the disbursement of the second advance under the Bridge Financing have been met for at least one initial bridge lender and such initial bridge lender has proceeded with the disbursement of the second advance of its bridge loan or (ii) the Borrower has raised equity funding sufficient to meet its minimum Available Cash covenant under Section 7.1.2 until November 15, 2024~~.”

2.11

Section 1 of Appendix “A” of the Financing Offer is amended by the addition of the definitions of “TI Collaboration Agreement”, “TI Master License Agreement”, “TI Pre-paid Royalty Fee”, “TI Software Escrow Agreement” and “TI Software License Agreement” as follows:

“First Installment of the TI Pre-paid Royalty Fee: means the first installment in the amount of US$5,000,000 of the TI Pre-paid Royalty Fee.”

“TI Collaboration Agreement: means the collaboration agreement dated as of December 6, 2024 between Texas Instruments Incorporated and the Borrower pursuant to which the parties engage in a strategic collaboration to offer a joint solution to the worldwide automotive market.”

“TI Master License Agreement: means the master license agreement between Texas Instruments Incorporated and the Borrower which will replace the TI Software Escrow Agreement upon being entered into.”

“TI Pre-paid Royalty Fee: means the pre-paid royalties in the amount of US$9,890,000 to be remitted by Texas Instruments Incorporated to the Borrower to offset future obligations of the Borrower pursuant to the TI Software License Agreement.”

“TI Software Escrow Agreement: means the software escrow agreement to be entered into, inter alia, between Texas Instruments Incorporated, as beneficiary, the Borrower, as depositor company, and an escrow agent to be named pursuant thereto, in connection with the LeddarVision Development Platform, substantially in the form presented to Desjardins on the date hereof.”

“TI Software License Agreement: means the software license agreement dated as of December 6, 2024 between Texas Instruments Incorporated and the Borrower.”

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Borrower that the following conditions precedent have been fulfilled:

3.1	this Agreement has been executed by all parties;

3.2	executed copies of the TI Collaboration Agreement and the TI Software License Agreement which are in form and substance satisfactory to the Lender;

3.3	updated 13-Week Cash Flow Projection in form and substance satisfactory to Desjardins;

3.4	no Default exists;

3.5	all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Conditions Subsequent

On or prior to the date that is ten (10) business days following the date of this Agreement (or such later date as agreed to by Desjardins), Desjardins shall have received an executed copy of the TI Software Escrow Agreement, the Borrower and an escrow agent to be named pursuant thereto, which is in form and substance satisfactory to Desjardins.

5.	Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

6.	Default

No Default has occurred and is continuing on the date hereof.

7.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

8.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

9.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Federation des Caisses Desjardins du Quebec, as Lender

Per:	/s/ Jocelyn Larouche
Name:	Jocelyn Larouche
Title:	Director, National Accounts, North Western Quebec

Per:	/s/ Alexandre Chapdelaine
Name:	Alexandre Chapdelaine
Title:	Managing Director and Market Lead, National Accounts, North Western Quebec

LeddarTech Holdings Inc., as Borrower

Per:	/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	President and Chief Executive Officer

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

Vayavision Sensing Ltd., as Guarantor

Per:	/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	Chief Executive Officer

[Fourteenth Amendment – LeddarTech Holdings Inc.]